STOCKHOLDERS AGREEMENT

                  This STOCKHOLDERS AGREEMENT dated as of February 25, 2000 by and among Cosmair, Inc., a Delaware corporation ("Parent"), Crayon Acquisition Corp., a Delaware corporation wholly owned by Parent ("Sub"), Carson, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company signatory hereto (individually, a "Stockholder" and, collectively, the "Stockholders").


                                   WITNESSETH:

         WHEREAS, concurrently herewith, Parent, Sub and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement") pursuant to which Sub will be merged with and into the Company (the "Merger");

         WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable (and not later than eight business days) after the execution and delivery of the Merger Agreement, Sub commence a cash tender offer to purchase any and all outstanding shares of Class A Common Stock (as defined in Section 1.1); and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Company and Stockholders agree, and the Company and Stockholders have agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Definitions.  For purposes of this Agreement:

                  1.1 "Class A Common Stock" shall mean the Class A Common Stock, $.01 par value, of the Company.

                  1.2 "Class C Common Stock" shall mean the Class C Common Stock, $.01 par value, of the Company.

                  1.3 "Company Common Stock" shall mean, collectively, the Class A Common Stock and the Class C Common Stock.

                  1.4   "Person"   shall   mean  an   individual,   corporation,
partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity.

         Other capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

         2.       Tenders of Shares.

                  2.1 Tender Requirement. Promptly following receipt of written notice from Parent and Sub that at least 565,857 shares of Class A Common Stock have been validly tendered in (and not withdrawn from) the Offer and that Parent and Sub are prepared to accept for payment and pay for all shares of Class A Common Stock so tendered and not withdrawn, each Stockholder shall (provided that the Offer has not been amended in a manner adverse to such Stockholder) convert all of their shares of Class C Common Stock into shares of Class A Common Stock and validly tender (and not withdraw) all of such Stockholder's shares of Class A Common Stock pursuant to and in accordance with the terms of the Offer. Each Stockholder hereby acknowledges and agrees that the obligation of Parent or Sub to accept for payment and pay for Company Common Stock in the Offer, including the Shares, is subject to the terms and conditions of the Offer. Each Stockholder shall be entitled to receive the highest price paid by Sub pursuant to the Offer, the Merger or otherwise.

                  2.2 Permission to Disclose. Each Stockholder hereby agrees to permit Parent and Sub to publish and disclose in any documents filed with any Governmental or Regulatory Authority in connection with the Offer and the Merger, including, if Company Stockholders' Approval is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC), Stockholder's identity and ownership of Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

         3. Voting of Company Common Stock. Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of this Agreement in accordance with Section 7, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall vote (or cause to be voted) the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule 1 hereto (the "Existing Shares") and any shares of Company Common Stock acquired by such Stockholder after the date hereof (collectively with the Existing Shares, the "Shares"): (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any of its Subsidiaries or any amendment of the Company's or any Subsidiary's Certificate of Incorporation or Bylaws (or comparable organizational documents); (3) any other material change in the Company's or any Subsidiary's corporate structure or business; or (4) any other

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

action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Each Stockholder agrees that it shall not enter into any agreement or understanding with any person or entity the effect of which would be to violate the provisions and agreements contained in this Section 3.

         4.       Other   Covenants,  Representations   and   Warranties.   Each
Stockholder hereby represents and warrants to Parent with respect to such Stockholder as follows:

                  4.1. Ownership of Shares. Stockholder is the record or beneficial owner of the number of Shares set forth opposite Stockholder's name on Schedule I hereto. On the date hereof, the Existing Shares set forth opposite Stockholder's name on Schedule I hereto constitute all of the Shares owned of record and beneficially by Stockholder. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement and the Proxy (as defined in Section 8), sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement and Proxy, in each case with respect to all of the Existing Shares set forth opposite Stockholder's name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement and the Proxy.

                  4.2 Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement and the Proxy. The execution, delivery and performance of this Agreement and the Proxy do not and will not violate any other agreement to which Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement and the Proxy have been duly and validly executed and delivered by Stockholder and constitute valid and binding agreements of Stockholder, enforceable against Stockholder in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement, the Proxy or the consummation by the Stockholder of the transactions contemplated hereby and thereby.

                  4.3 No Conflicts. Except for filings under the Exchange Act, the HSR Act and any applicable state antitrust laws (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any other person is necessary for the execution of this Agreement and the Proxy by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and thereby and (ii) none of the execution and delivery of this Agreement and the Proxy by Stockholder, the consummation by Stockholder of the transactions contemplated hereby and thereby or compliance by Stockholder with any of the provisions hereof or thereof shall (A) conflict with or result in any breach of any organizational documents applicable to Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage,

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indenture, license, contract, commitment, arrangement,  understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of Stockholder's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

                  4.4 No Encumbrances. Except pursuant to this Agreement and the Proxy, Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all liens, hypothecations, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder. The transfer by Stockholder of the Shares to Sub in the Offer shall pass to and unconditionally vest in Sub good and valid title to the Shares so transferred by Stockholder free and clear of all claims, liens, restrictions, security interests, pledges, hypothecations, limitations and encumbrances whatsoever.

                  4.5 No Solicitation. Until the earlier of the Effective Time or termination of this Agreement in accordance with its terms, Stockholder (a) shall not, in Stockholder's capacity as such, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the stockholders of the Company) with respect to any transaction relating to the Company or any of its Subsidiaries that constitutes an Alternative Proposal, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Alternative Proposal (excluding Parent and its affiliates and the transactions contemplated by the Merger Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person with respect to any of the foregoing; and (c) shall promptly inform Parent if any such inquiry or proposal or offer is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Stockholder, and will identify the party making such inquiry, proposal, offer or request and, if an offer has been received, will describe the material terms thereof.

                  4.6 Restriction on Conversion and Transfer, Proxies and Non-Interference. Beginning on the date hereof and ending on the earlier of the Effective Time or termination of this Agreement, except as required to comply with the provisions of this Agreement or the Proxy, Stockholder shall not (i) directly or indirectly, convert into Class A Common Stock, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the conversion into Class A Common Stock, offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of Stockholder's Shares or any interest therein; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement or the Proxy.

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

                  4.7 Waiver of Appraisal Rights. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have.

                  4.8 Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement and the Proxy.

                  4.9 Further Assurances. From time to time, at Parent's request and without further consideration, Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement and the Proxy.

                  4.10 No Finder's Fees; No Payments to Stockholders. Other than existing financial advisory and investment banking arrangements and agreements entered into by the Company, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder. Except as set forth on Schedule 4.10, there are no payments due or to become due to the Stockholder or any of the Stockholder's Subsidiaries or affiliates from the Company or any of its Subsidiaries in connection with or as a result of the consummation of the transactions contemplated by the Merger Agreement or this Agreement or otherwise.

         5. Stop Transfer; Changes in Shares. Each Stockholder agrees with, and covenants to, Parent that beginning on the date hereof and ending on the date of termination of the Agreement, such Stockholder shall not request that the Company, and the Company hereby agrees with, and covenants to, Parent that beginning on the date hereof and ending on the date of termination of this Agreement it will not, register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a dividend or distribution, or any change in the Company Common Stock by reason of any dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         6. Conduct as a Director. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any of the Stockholders' designees serving on the Company's Board of Directors from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such designee's capacity as a director of the Company; provided that such action shall not in any manner affect Stockholder's obligations under this Agreement or the Proxy.

         7. Termination. This Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, automatically upon the termination of the Merger Agreement in accordance with its terms. In addition, any Stockholder may terminate this Agreement at any time if the Effective Time shall not have occurred on or prior to July 31, 2000.

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

         8. Irrevocable Proxy. Each Stockholder acknowledges that, concurrently with the execution of this Agreement, Stockholder has executed and delivered to Parent an Irrevocable Proxy in the form attached as Exhibit A hereto (the "Proxy").

         9.       Miscellaneous.

                  9.1 Entire Agreement. This Agreement, the Proxy and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among any of the parties with respect to the subject matter hereof.

                  9.2 Certain Events. Each Stockholder agrees that this Agreement and the Proxy and the obligations hereunder and thereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

                  9.3 Assignment. This Agreement shall not be assigned without the prior written consent of the other parties hereto and no rights, or any direct or indirect interest herein, shall be transferable hereunder without the prior written consent of the other parties hereto; provided that Parent and Sub may assign or transfer their rights hereunder to any wholly-owned subsidiary of Parent, or any corporation that owns all of the outstanding stock of Parent, directly or indirectly, which assignment shall not relieve Parent or Sub of any of their respective obligations hereunder.

                  9.4 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties to be bound thereby.

                  9.5 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mail (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to Stockholders:             At the  addresses set forth on Schedule
                                         1 hereto

         with a copy to:                 Milbank, Tweed, Hadley & McCloy LLP
                                         1 Chase Manhattan Plaza
                                         New York, NY  10005
                                         Attention:  Lawrence Lederman, Esq. and
                                                     Robert S. Reder, Esq.
                                         Telephone:  (212) 530-5000
                                         Telecopy:   (212) 530-5219

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         If to the Company:              Carson, Inc.
                                         64 Ross Road
                                         Savannah, GA  31405
                                         Attention:  Malcolm R. Yesner
                                         Telephone:  (912) 651-3400
                                         Telecopy:   (912) 651-3424

         with a copy to:                 Milbank, Tweed, Hadley & McCloy LLP
                                         1 Chase Manhattan Plaza
                                         New York, NY  10005
                                         Attention:  Lawrence Lederman, Esq. and
                                                     Robert S. Reder, Esq.
                                         Telephone:  (212) 530-5000
                                         Telecopy:   (212) 530-5219

         If to Parent or Sub:            Cosmair, Inc.
                                         575 Fifth Avenue
                                         New York, NY  10017
                                         Attention:  John D. Sullivan
                                         Telephone:  (212) 984-4181
                                         Telecopy:   (212) 984-4946

         with a copy to:                 Weil, Gotshal & Manges LLP
                                         767 Fifth Avenue
                                         New York, NY  10153
                                         Attention:  Stephen E. Jacobs, Esq. and
                                                     Ellen J. Odoner, Esq.
                                         Telephone: (212) 310-8000
                                         Telecopy:  (212) 310-8007

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  9.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement and the Proxy will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement or the Proxy is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement and the Proxy will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  9.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to

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

enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  9.8 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or the Proxy or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  9.9 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or the Proxy or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder or thereunder, and any custom or practice of the parties at variance with the terms hereof or thereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  9.10 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                  9.11 Governing Law. This Agreement and the Proxy shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  9.12 Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 9.5, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

                  9.13 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  9.14 Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. Notwithstanding the foregoing, this Agreement shall not be effective as to any Stockholder until executed by all Stockholders.

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

                  IN WITNESS WHEREOF, this Agreement has been signed by each party hereto as of the date first above written.

                                    COSMAIR, INC.



                                    By:  /s/Roger Dolden
                                         Name:   Roger Dolden
                                         Title:  Executive Vice President,
                                                  Chief Administrative Officer


                                    CRAYON ACQUISITION CORP.



                                    By:  /s/Roger Dolden

                                         Name:  Roger Dolden
                                         Title: Executive Vice President,
                                                  Chief Administrative Officer


                                    CARSON, INC.



                                    By:  /s/Malcolm R. Yesner
                                         Name:  Malcolm R. Yesner
v                                        Title:  Chief Executive Officer


                                    DNL PARTNERS LIMITED PARTNERSHIP
                                    By:  DNL Group, L.L.C.
                                         General Partner


                                    By:  /s/Vincent A. Wasik
                                         Name:  Vincent A. Wasik
                                         Title:  Manager


                                    /s/Lawrence E. Bathgate, II
                                             Lawrence E. Bathgate, II

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


                                    /s/Abbey J. Butler
                                             Abbey J. Butler


                                    /s/Melvyn J. Estrin
                                             Melvyn J. Estrin


                                    /s/James L. Hudson
                                             James L. Hudson


                                    /s/Leroy Keith
                                             Leroy Keith


                                    /s/Jack Kemp
                                             Jack Kemp


                                    /s/Suzanne de Passe
                                             Suzanne de Passe


                                    /s/John L. Sabre
                                             John L. Sabre


                                    /s/Vincent A. Wasik
                                             Vincent A. Wasik


                                    /s/Malcolm R. Yesner
                                             Malcolm R. Yesner


                                    /s/S. Garrett Stonehouse
                                             S. Garrett Stonehouse


                                    /s/Robert W. Pierce
                                             Robert W. Pierce


                                    /s/Arthur Gnann
                                             Arthur Gnann

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



                                    /s/Julia E. Hudson
                                             Julia E. Hudson


                                    /s/Joyce Roche
                                             Joyce Roche


                                    NORTHWEST CAPITAL INC.



                                    By:  /s/Bradford N. Creswell
                                         Name:  Bradford N. Creswell
                                         Title: President


                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK,
                                    as trustee and in other fiduciary capacities



                                    By:  /s/ Joan L. Huggins-
                                         Name:  Joan L. Huggins
                                         Title: Vice President


                                    M&A INVESTMENTS, INC.



                                    By:  /s/Abbey J. Butler-
                                         Name:  Abbey J. Butler
                                         Title:


                                    NII HEALTH CARE CORPORATION



                                    By:  /s/Abbey J. Butler
                                         Name:  Abbey J. Butler
                                         Title:

                                    C.B. EQUITIES CAPITAL CORP. LLC



                                    By:  /s/Abbey J. Butler
                                         Name:  Abbey J. Butler
                                         Title: Portfolio Manager


                                    OXFORD CAPITAL MANAGEMENT LLC



                                    By:  /s/Abbey J. Butler
                                         Name:  Abbey J. Butler
                                         Title: Portfolio Manager


                                    C.B. EQUITIES RETIREMENT TRUST



                                    By:  /s/Abbey J. Butler
                                         Name:   Abbey J. Butler
                                         Title:  Portfolio Manager

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                                                                      Schedule I


--------------------------------------- ------------------- --------------------
                                         Existing Class A     Existing Class C
                    Name                     Shares (a)            Shares
                    ----                     ------                ------

--------------------------------------- ------------------- --------------------
DNL Partners Limited Partnership                    0                3,015,463
--------------------------------------- ------------------- --------------------
Lawrence E. Bathgate, II                       32,835 (b)                    0
--------------------------------------- ------------------- --------------------
Abbey J. Butler                               143,335 (c)               11,540
--------------------------------------- ------------------- --------------------
Melvyn J. Estrin                               26,335 (d)               11,540
--------------------------------------- ------------------- --------------------
James L. Hudson                                36,135 (e)                    0
--------------------------------------- ------------------- --------------------
Leroy Keith                                    23,500 (f)              341,100
--------------------------------------- ------------------- --------------------
Jack Kemp                                      26,335 (g)               46,139
--------------------------------------- ------------------- --------------------
Suzanne de Passe                               22,835 (h)               11,540
--------------------------------------- ------------------- --------------------
John L. Sabre                                  38,336 (i)               23,069
--------------------------------------- ------------------- --------------------
Vincent A. Wasik                               52,170 (j)                    0
--------------------------------------- ------------------- --------------------
Malcolm R. Yesner                             149,467                        0
--------------------------------------- ------------------- --------------------
S. Garrett Stonehouse                               0                  159,180
--------------------------------------- ------------------- --------------------
Robert W. Pierce                               18,000                        0
--------------------------------------- ------------------- --------------------
Arthur Gnann                                        0                   29,677
--------------------------------------- ------------------- --------------------
Julia E. Hudson                                     0                   11,540
--------------------------------------- ------------------- --------------------
Joyce Roche                                         0                  118,713
--------------------------------------- ------------------- --------------------
Northwest Capital Inc.                              0                  159,180
--------------------------------------- ------------------- --------------------
Morgan Guaranty Trust Company
of New York                                         0                1,187,482
--------------------------------------- ------------------- --------------------
M&A Investments, Inc.                       1,359,690                        0
--------------------------------------- ------------------- --------------------
NII Health Care Corporation                   372,000                        0
--------------------------------------- =================== ====================
C.B. Equities Capital Corp. LLC               262,500                        0
--------------------------------------- =================== ====================
Oxford Capital Management LLC                 212,500                        0
--------------------------------------- =================== ====================
C.B. Equities Retirement Trust                100,000                        0
--------------------------------------- =================== ====================
         TOTAL                              2,875,973                5,126,163
--------------------------------------- ------------------- --------------------

(a) The Directors have received restricted share grants in each of the last three years which vest one-third each year on the anniversary date of the grant. Vested shares may be voted and transferred; unvested shares may be voted but may not be transferred; all unvested shares will vest when the Director leaves office in connection with the transactions contemplated by this Agreement. The notes below set forth the number of vested Class A Shares held by each Director; the remainder are unvested.
(b)      6,849 vested.
(c)      109,182 vested.
(d)      5,182 vested.
(e)      29,982 vested.
(f)      5,000 vested.
(g)      5,182 vested.
(h)      5,182 vested.

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(i)      9,182 vested.
(j)      22,619 vested.

                  For purposes of Section 9.5, the address for each Stockholder is as follows:

                           DNL Partners Limited Partnership
                           c/o MCG Global, LLC
                           One Morningside Drive North
                           Suite 200
                           Westport, CT  06880

                           Lawrence E. Bathgate, II
                           c/o Bathgate, Wegener & Wolf
                           One Airport Road
                           Lakewood, NJ  08701

                           Abbey J. Butler
                           207 Dune Road
                           Box 137
                           Westhampton Beach, NY  11978

                           Melvyn J. Estrin
                           7200 Wisconsin Avenue
                           Suite 600
                           Bethesda, MD  20814

                           James L. Hudson
                           2200 20th Street
                           Washington, DC  20009

                           Leroy Keith
                           64 Ross Road
                           Savannah, GA  31405

                           Jack Kemp
                           Empower America
                           1776 I Street N.W.
                           Washington, DC  20006

                           Suzanne de Passe
                           de Passe Entertainment
                           5750 Wilshire Boulevard
                           Suite 640
                           Los Angeles, CA  90036

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                           John L. Sabre
                           1060 First Avenue
                           New York, NY  10128

                           Vincent A. Wasik
                           c/o MCG Global, LLC
                           One Morningside Drive North
                           Suite 200
                           Westport, CT  06880

                           Malcolm R. Yesner
                           64 Ross Road
                           Savannah, GA  31405

                           S. Garrett Stonehouse
                           MCG Global, LLC
                           One Morningside Drive North
                           Suite 200
                           Westport, CT  06880

                           Robert W. Pierce
                           64 Ross Road
                           Savannah, GA  31405

                           Arthur Gnann
                           10 Sherborne Road
                           Savannah, GA   31419

                           Julia E. Hudson
                           622 G Street S.W.
                           Washington, DC  20024

                           Joyce Roche
                           2 Flowing Wells Lane
                           Savannah, GA  31411

                           Northwest Capital Inc.
                           1201 3rd Avenue
                           Suite 2765
                           Seattle, WA  98101

                           Morgan Guaranty Trust Company of New York
                           522 Fifth Avenue
                           New York, NY  10036

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                           M&A Investments, Inc.
                           5910 North Central Expressway
                           Suite 1780
                           Dallas, TX  75206

                           NII Health Care Corporation
                           5910 North Central Expressway
                           Suite 1780
                           Dallas, TX  75206

                           C.B. Equities Capital Corp. LLC
                           Oxford Capital Management LLC
                           C.B. Equities Retirement Trust
                           c/o Abbey J. Butler, Portfolio Manager
                           207 Dune Road
                           Box 137
                           Westhampton Beach, NY  11978

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                                                                   Schedule 4.10

1. Subscription and Registration Rights Agreement among the Company and each of Joyce Roche and Arthur P. Gnann III, each dated as of August 15, 1996, which relate to the stock securing the Promissory Notes described in Section 4.11(b) of this Company Disclosure Letter.

2. The Promissory Notes of Joyce Roche and Arthur P. Gnann III, payable to the Company, each dated as of August 15, 1996. See Section 4.11(b) of this Company Disclosure Letter.

3. 1996 Non-Employee Directors Equity Incentive Program, as amended and restated November 20, 1998.

4.       1996 Long-Term Incentive Plan.

5. Amended and Restated Employment Agreement by and among the Company and Malcolm Yesner, dated as of November 1, 1999.

6. Noncompetition Agreement by and between the Company and Malcolm Yesner, dated November 1, 1999.

7.       Employment   Agreement  by  and  between  the  Company's   wholly-owned
         subsidiary, Carson Products Company ("CPC"), and Robert W. Pierce, dated as of May 9, 1997, as amended March 18, 1999.

8. Settlement Agreement by and between CPC, AM Cosmetics Corp. and AM Products Company, dated as of February 25, 2000.

9. Separation Agreement and General Release by and among Joyce M. Roche and CPC, dated as of September 16, 1998. The Company is currently making severance payments to be completed by March 31, 2000.

10. CPC Retirement Plan with Diversified Investment Advisors, effective as of October 31, 1955, with amendments.

11. Diversified Investment Advisors Pension Services Agreement for Johnson Products Co., Inc., Account No.: QK61442, effective as of September 1, 1998.

12. Carson Group Health Benefit Plan with USI Administrators, effective January 1, 2000, includes Administrative Services Contract with Jones, Hill & Mercer and a Utilization Review Services Agreement with Intracorp.

13. Carson Group Health Plan- Eye Care Plan of America, Group No.: CARPC, effective as of March 11, 1998.

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14.      Cigna Healthcare  Group Services Agreements, effective as of October 1
         1999.:

         o Cigna HealthCare Group of Florida, Inc. Agreement No. J012-01 and JX10-01

         o Cigna HealthCare Group of Georgia, Inc. Agreement No. 1112-01 and 2070-01

         o Cigna HealthCare Group of Illinois, Inc. Agreement No. 0903-01 and H371-01

         o     Cigna HealthCare  Mid-Atlantic,  Inc.  Agreement No. BB10-01  and
               H373-01

         o Cigna HealthCare Group of New Jersey, Inc. Agreement No. 1582-20 and 6449-20

         o Cigna HealthCare Group of New York, Inc. Agreement No. 1582-60 and 6449-60

         o Cigna HealthCare Group of St. Louis, Inc. Agreement No. 1449-01 and 6197-01

         o Cigna HealthCare Group of Tennessee, Inc. Agreement No. 1730 and 6083-01

15. Johnson Group Health Plan- Prudential Dental Plan Contract, Group Contract No.: G-77691, effective as of September 1, 1998.

16.      Flexible Benefit Plan, effective as of April 1, 1997.

17. Stop Loss (Excessive Loss Coverage) Agreement with Elite Underwriters Agency, effective January 1, 2000.

18.      Savannah Business  Group Membership Agreement, effective  as of January
         1985.

19. Colonial Cancer & Accident Plans (Supplemental Benefits), effective January 1, 2000.

20.      Supplemental  Cigna Accident Policy, No. OK817053, effective January 1,
         1998.

21. Cigna Group Insurance Group Universal Life Insurance (Supplemental), Employer No. 2403220.

22. The Standard Insurance Company, basic life insurance policies and short/long term disability (for Carson and Johnson).

23.      Atlantic Mutual Workers' Compensation Insurance.

24.      A. Gnann is being  provided post-retirement health  care benefits.  See
         Item 32 of Section 4.13(a) of this Company Disclosure Letter.

25. Rights of Indemnification and Insurance pursuant to Section 7.06 of the Merger Agreement.

26. Payment for Company Common Stock pursuant to Section 3.01(c) of the Merger Agreement.

27. Payment for Company Stock Options pursuant to Section 3.01(e) of the Merger Agreement.

28. Reimbursement to Vincent Wasik for $25,000 in legal fees paid to Skadden, Arps, Slate, Meagher & Flom LLP.

29. Management Assistance Agreement between Carson Products Company and MCG Global, LLC, dated September 1, 1999. No payments will be made under the Management Assistance Agreement between the date hereof and the Control Date, except for the accrued monthly fees and reimbursement of expenses, which reimbursement of expenses is not expected to exceed $50,000.

30.      Letter of Credit  Reimbursement Agreement  from the Company to Lawrence
         E. Bathgate, II, Abbey J. Butler, Melvyn J. Estrin, John L. Sabre, Vincent A. Wasik and Malcolm R. Yesner, dated February 25, 2000, as agreed and accepted by DNL Partners Partnership Limited.

                                    EXHIBIT A

                            TO STOCKHOLDERS AGREEMENT

                                IRREVOCABLE PROXY


                  The undersigned stockholder of Carson, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below) appoints Crayon Acquisition Corp., a Delaware corporation ("Sub"), the attorney and proxy of the undersigned, with full power of undersigned's rights with respect to the shares of capital stock of the Company owned beneficially or of record by the undersigned, which shares are listed on the final page of this Proxy, and any and all other shares or securities of the Company issued or issuable with respect thereof or otherwise acquired by stockholder on or after the date hereof, until the termination date specified in the Stockholders Agreement referred to below (the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given as to the matters covered hereby prior to the date of termination of the Stockholders Agreement (the "Termination Date"). This proxy is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest, and is granted in connection with the Stockholders Agreement, dated as of February __, 2000, among the Company, Cosmair, Inc., a Delaware corporation ("Parent"), Sub and the Stockholders party thereto, including the undersigned stockholder (the "Stockholders Agreement"; capitalized terms not otherwise defined herein being used herein as therein defined), and is granted in consideration of Parent and Sub entering into the Merger Agreement referred to therein.

                  The attorney and proxy named above will be empowered at any time prior to the Termination Date to exercise all voting and other rights with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such a meeting, or otherwise: (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and the Stockholders Agreement and any actions required in furtherance thereof; (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or the Stockholders Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any of its Subsidiaries or any amendment of the Company's or any Subsidiary's Certificate of Incorporation or Bylaws (or comparable organizational documents); (3) any other material change in the Company's or any Subsidiary's corporate structure or business; or (4) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement.

                  The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in accordance with the preceding paragraph, and may not exercise this proxy in respect of any other matter. The undersigned stockholder may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

                  Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                  This proxy is irrevocable, but shall automatically terminate and be revoked and be of no further force and effect on and after the Termination Date.

Dated:  February __, 2000                   [STOCKHOLDER]



                                                     By: _____________________
                                                         Name:
                                                         Title:

Shares Owned: __________________